Exhibit 27(h)(2)ccc.

AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company and Southland Life Insurance Company (individually "each Company"), life insurance Companies organized under the laws of Colorado and Texas respectively, on their own behalf and on behalf of each separate account of each of the Companies, Putnam Variable Trust (the "Trust"), a Massachusetts business trust, and Putnam Retail Management, L.P. (the "Underwriter"), a Massachusetts limited partnership (collectively, the "Parties").

     WHEREAS, the Parties executed a participation agreement dated May 1, 2001 (the "Participation Agreement"), governing how shares of the Fund’s portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by each Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the various contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

  The Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

Executed this 5th day of February 2002.

	Security Life of Denver Insurance Company		Putnam Variable Trust

BY:	/s/ Jim Livingston	BY:	/s/ John Verani
Jim Livingston
Executive Vice President

	Southland Life Insurance Company		Putnam Retail Management, L.P.

BY:	/s/ Lawrence D. Taylor	BY:	/s/ Eric S. Levy
	Lawrence D. Taylor		Eric S. Levy
	Senior Vice President		Senior Vice President

Schedule A

Contracts and Separate Accounts

Security Life Of Denver Insurance Company Separate Account L1 (November 3, 1993)
  FirstLine Variable Universal Life
  Strategic Advantage Variable Universal Life
  FirstLine II Variable Universal Life
  Strategic Advantage II Variable Universal Life
  Variable Survivorship Universal Life
  Corporate Benefits Variable Universal Life
  Estate Designer Variable Universal Life
  Asset Portfolio Manager Variable Universal Life
  Strategic Investor Variable Universal Life

Southland Life Insurance Company Separate Account L1 (February 25, 1994)	Future Dimensions Variable Universal Life Market Dimensions Variable Universal Life Survivor Dimensions Variable Universal Life